UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 16, 2021 (July 14, 2021)

(Date of Report/Date of earliest event reported)

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street

Morristown, New Jersey

07960

(Address and zip code of principal executive offices)

(862) 345-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 Per Share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On July 14, 2021, Covanta Holding Corporation, a Delaware corporation (the “Company”) announced that it entered into an agreement and plan of merger (the “Merger Agreement”) with an affiliate of EQT Infrastructure (“EQT”). Pursuant to the Merger Agreement, dated as of July 14, 2021, by and among the Company, Covert Intermediate, Inc., a Delaware corporation and an affiliate of EQT Infrastructure (“Parent”), and Covert Mergeco, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Transaction Structure

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.10 (the “Company Stock”), outstanding as of the Effective Time will be converted into the right to receive $20.25 per share in cash, without interest and subject to any required tax withholding (the “Merger Consideration”).

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each option to purchase shares of Company Stock that is outstanding and unexercised as of immediately prior to the Effective Time (a “Company Stock Option”), whether vested or unvested, will automatically be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Company Stock underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest and subject to all applicable withholding. Any Company Stock Option that has an exercise price per share that is greater than or equal to the Merger Consideration will be cancelled for no consideration or payment.

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each award of Company restricted stock units that is outstanding as of immediately prior to the Effective Time (a “Company RSU”), whether vested or unvested, will automatically be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Company Stock underlying such the Company RSU multiplied by (ii) the Merger Consideration, without any interest and subject to all applicable withholding.

Unless otherwise agreed between Parent and the holder thereof, effective as of immediately prior to the Effective Time, each award of Company performance stock units that is outstanding and unvested as of immediately prior to the Effective Time (a “Company PSU”) will be (i) deemed earned based on actual performance through the latest practicable date prior to the Closing, which level of actual performance will be determined in good faith by the Company at or before the Closing, and (ii) cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (x) the resulting total number of shares of Company Stock underlying such the Company PSU multiplied by (y) the Merger Consideration, without any interest and subject to all applicable withholding.

Unless otherwise agreed between the Parent and the holder thereof, effective as of immediately prior to the Effective Time, each share of Company restricted stock that is outstanding as of immediately prior to the Effective Time (“Company Restricted Stock”) will automatically vest in full, all restrictions (including forfeiture restrictions) otherwise applicable to such vested Company Restricted Stock will lapse and such vested Company Restricted Stock will be converted into the right to receive the Merger Consideration, without any interest and subject to all applicable withholding.

Parent has secured committed financing in connection with the Merger, consisting of a combination of (i) equity to be provided by certain affiliates of EQT, who have agreed to capitalize Parent subject to the terms and conditions set forth in an equity commitment letter, and (ii) debt financing to be provided by the sources thereof, subject to the terms and conditions set forth in a debt commitment letter.

Conditions to the Merger

The Company’s board of directors has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby. The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) adoption of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Company Stock (the “Company Stockholder Approval”), (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals required under certain foreign antitrust laws, (iii) approval by the Committee on Foreign Investment in the United States, (iv) approval by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act, as amended, (v) certain approvals by the Federal Communications Commission, (vi) approval by the New Jersey Department of Environmental Protection and (vii) the absence of certain legal impediments to the consummation of the Merger.

The Company and Parent’s respective obligations to consummate the Merger are also subject to certain additional customary conditions, including (i) with respect to the accuracy of representations and warranties of the other party, subject to certain materiality qualifiers, (ii) performance by the other party of its covenants in all material respects and (iii) with respect to Parent’s obligation to consummate the Merger, since the date of the Merger Agreement, no material adverse effect with respect to the Company having occurred.

The Merger is not subject to any financing contingency.

Non-Solicit

The Company has agreed, among other things, (i) to immediately terminate any existing discussions or negotiations with any third party with respect to a company acquisition proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a company acquisition proposal and (ii)(A) not to solicit, initiate or knowingly encourage any company acquisition proposals or any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a company acquisition proposal, (B) not to participate in any negotiations or discussions regarding, or furnish to any third party any nonpublic information relating to the Company or its subsidiaries, or provide access to the properties or personnel of the Company and its subsidiaries, in each case, in connection with any company acquisition proposal or any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a company acquisition proposal, (C) not to approve or recommend, or make any public statement approving or recommending, a company acquisition proposal or any offer or proposal that constitutes, or could reasonably be expected to lead to, a company acquisition proposal, (D) not to grant any waiver, amendment or release under any “standstill” or confidentiality agreement (unless the Company’s board of directors determines in good faith, after consultation with its outside legal counsel, that failure to grant such waiver, amendment or release would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law), (E) not to approve or execute any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement that constitutes a company acquisition proposal or any proposal or offer which could reasonably be expected to lead to a company acquisition proposal, (F) not to submit any company acquisition proposal to a vote of the stockholders of the Company and (G) not to resolve or agree to do any of the foregoing.

Before the receipt of the Company Stockholder Approval: (i) if the Company receives a bona fide company acquisition proposal that did not result from a material breach of the non-solicit provisions of the Merger Agreement and the Company’s board of directors determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such company acquisition proposal is or would reasonably be expected to lead to a superior proposal and that failure to take the following actions would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may, in response to such company acquisition proposal, furnish nonpublic information with respect to the Company and its subsidiaries to the person making such company acquisition proposal and engage in discussions or negotiations with such person regarding such company acquisition proposal; (ii) in response to a bona fide company acquisition proposal that did not result from a material breach of the non-solicit provisions of the Merger Agreement, subject to compliance with certain obligations set forth in the Merger Agreement, including customary notice and matching rights in favor of Parent, the Company’s board of directors may change its recommendation to the Company stockholders regarding adopting the Merger Agreement if it concludes in good faith, after consultation with the Company’s outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and the Company may, subject to payment to Parent of the termination fee described below, terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal in accordance with the Merger Agreement; and (iii) the Company’s board of directors may change its recommendation to the Company stockholders regarding adopting the Merger Agreement in response to an intervening event if the Company’s board of directors concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Termination

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement can be terminated by either the Company or Parent if (i) the Merger is not consummated by July 13, 2022 (the “Outside Date”), (ii) any law exists that prohibits or makes illegal the consummation of the Merger or if the Merger becomes subject to a final, non-appealable law or order that permanently prohibits the consummation of the Merger, (iii) the other party breaches the Merger Agreement such that any of the closing conditions could not be satisfied (provided that the terminating party is not then in breach such that the other party would also have the right to terminate the Merger Agreement) or (iv) if the Company Stockholder Approval is not obtained following a vote of stockholders taken thereon. If the Merger Agreement is terminated because the Company Stockholder Approval is not obtained following a vote of stockholders taken thereon, the Company will be required to reimburse the fees and expenses incurred by Parent and its Affiliates in connection with the Merger Agreement and the Merger (not to exceed $6 million) (the “Parent Expenses”), with such expense reimbursement creditable against any termination fee paid by the Company to Parent.

If the Merger Agreement is terminated by the Company or Parent in connection with the Company entering into a definitive agreement with respect to a superior proposal, or if the Merger Agreement is terminated by Parent in connection with the Company board of directors changing its recommendation to the Company stockholders regarding adopting the Merger Agreement, the Company will be required to pay a termination fee to Parent in an amount equal to $81,300,000 (the “Termination Fee”). If the Merger Agreement is terminated by the Company or Parent because the Merger has not occurred by the Outside Date or because the Company Stockholder Approval is not obtained following a vote of stockholders taken thereon, or if the Merger Agreement is terminated by Parent because the Company breached the Merger Agreement such that any of the closing conditions could not be satisfied, and in each case at the time of such termination a company acquisition proposal has been made to the Company and publicly announced and not publicly withdrawn and, within twelve months after such termination of the Merger Agreement, the Company consummates a transaction with respect to a company acquisition proposal or enters into a definitive agreement with respect to a company acquisition proposal that is subsequently consummated, then the Company will pay to Parent the Termination Fee less any Parent Expenses previously paid.

If the Merger Agreement is terminated by the Company because of Parent’s breach of the Merger Agreement such that any of the closing conditions could not be satisfied or because Parent has failed to consummate the Merger notwithstanding the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to do so and certain notice of such failure from the Company to Parent, or if the Merger Agreement is terminated by the Company or Parent because the Merger has not occurred by the Outside Date and at such time the Company could have terminated the Merger Agreement as described above, then in each case Parent will be required to pay a reverse termination fee to the Company in an amount equal to $162,600,000.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in all material respects in the ordinary course of business and to refrain from taking certain specified actions without the consent of Parent.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure letter (the “Disclosure Letter”) provided by Company to the Parent in connection with the signing of the Merger Agreement. This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts, and may be subject to standards of materiality applicable to the Company and Parent that differ from those applicable to investors. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Voting Agreement

On July 14, 2021, in connection with the execution of the Merger Agreement, certain stockholders of the Company (collectively, the “Voting Agreement Stockholders”), including entities associated with Samuel Zell, the Chairman of the Company’s board of directors, entered into a voting and support agreement (the “Voting Agreement”) with Parent. Pursuant to the Voting Agreement, each Voting Agreement Stockholder has agreed, among other things, to vote or cause to be voted any issued and outstanding shares of Company Stock beneficially owned by such Voting Agreement Stockholder, or that may otherwise become beneficially owned by such Voting Agreement Stockholder during the term of the Voting Agreement (and in no event beyond November 10, 2022), in favor of adopting the Merger Agreement and against any action, agreement or proposal that could reasonably be expected to delay, postpone or adversely affect consummation of the Merger and other transactions contemplated by the Merger Agreement. As of July 14, 2021, the Voting Agreement Stockholders held approximately 9.9% of the issued and outstanding shares of Company Stock.

The Voting Agreement will automatically terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the election of the Voting Agreement Stockholder to terminate the Voting Agreement following any amendment of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Merger Agreement, the Company’s board of directors approved the Covanta Holding Corporation Excise Tax Gross-Up Plan and authorized the Company to enter into participation agreements with eligible participants, including the Company’s executive officers (collectively, the “Plan”). The Plan provides that if an eligible participant will become entitled to payments and benefits in connection with the Merger that are deemed “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code (the “Code”) as amended, such eligible participants will be entitled to receive an additional payment from the Company in an amount such that, after payment by the individual of all applicable taxes on the parachute payments and this additional payment (including any excise tax that could be imposed under Section 4999 of the Code), the individual will be in the same after tax position as if no excise tax were imposed on the parachute payments.

The description of Plan does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Plan, a copy of is filed as Exhibit 10.2 hereto and incorporated by reference into this report in its entirety.

Item 7.01.	Regulation FD Disclosure

On July 16, 2021, the Company announced that, during the period prior to closing, the Merger Agreement permits the Company to pay up to four quarterly dividends on a schedule similar to 2020 and in an amount not to exceed $0.08 per share.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and Merger Sub. In connection with the proposed merger, the Company intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC may also be obtained from the Company. Free copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://investors.covanta.com/sec-filings.

PARTICIPANTS IN THE MERGER SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s annual Proxy, which was filed with the SEC on April 2, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the proposed merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the proposed merger depends on the satisfaction of the closing conditions to the proposed merger, and there can be no assurance as to whether or when the proposed merger will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of July 14, 2021, by and among the Company, Parent and Merger Sub*

10.1	Voting Agreement, dated as of July 14, 2021, between and among certain stockholders of the Company and Parent

10.2	Covanta Holding Corporation Excise Tax Gross-Up Plan

104	Cover Page Interactive Data File - (formatted as Inline XBRL and contained in Exhibit 101)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary

Date: July 16, 2021